UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2015

Date of Report (Date of earliest event reported)

Graphite Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54336	26-0641585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

616 Corporate Way, Suite 2-9011 Valley Cottage, NY 10989

(Address of Principal Executive Offices)

(844) 804-5599

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2015, Graphite Corp. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Premier Venture Partners, LLC (“Premier”). Under the terms of the Purchase Agreement, Premier has agreed to invest up to $2,000,000 to purchase shares of the Company’s common stock (“Shares”). The Company also entered into a registration rights agreement (the “Registration Agreement”) with Premier, which governs the filing of a registration statement intended to cover the Shares acquired under the Purchase Agreement.

The Purchase Agreement allows, but does not require, the Company to issue and sell up to the number of Shares having an aggregate purchase price of $2,000,000 to Premier. Subject to the terms and conditions of the Purchase Agreement and the Registration Agreement, the Company may, in its sole discretion, deliver notice to Premier which states the dollar amount which it intends to sell to Premier on a certain date. The amount that the Company shall be entitled to sell to Premier shall not exceed 200% of the average daily trading volume of the Company’s common stock for the five trading days prior to the applicable notice date. Provided that all other applicable conditions are met, the minimum dollar amount, which Premier has an obligation to purchase from the Company in any transaction is $4,000. The minimum price at which Premier has an obligation to purchase Shares is $0.001. The amount of Shares to be held at any given time by Premier cannot exceed 4.99% of the Company’s outstanding Shares. The purchase price for the Shares issued to Premier will be the amount multiplied by 75% of the lowest individual daily VWAP (i.e., the volume weighted average price (the aggregate sales price of all trades of Shares during a trading day divided by the total number of Shares traded during such trading day) of the Shares during a trading day) of the common stock during the pricing period. The Shares sold by the Company to Premier must be registered stock pursuant to the Registration Agreement.

As a condition for entering into the Purchase Agreement, the Company has agreed to issue 3,424,657 Shares (the “Initial Commitment Shares”) to Premier. The Initial Commitment Shares will not be included in the Registration Statement.

On the date that Premier has purchased in the aggregate $500,000 in Shares from the Company, the Company has agreed to issue another $25,000 in restricted Shares priced at the average VWAP of the Shares for the three trading days prior to the date. The Additional Commitment Shares shall not constitute registrable securities and shall not be included in the Registration Statement.

Item 9.01 Financial Statements and Exhibits

10.1	Equity Purchase Agreement dated September 16, 2015

10.2	Registration Rights Agreement dated September 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHITE CORP. a Nevada corporation

Dated: September 21, 2015	By:	/s/ Mark Radom
Chief Executive Officer